Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

THIRD QUARTER 2018 FINANCIAL RESULTS

NEWS RELEASE

Highlights:

●	Net revenues of $14,019,000 for the 3 months ended September 30, 2018, an increase of 11.6% over the same period last year
●	Net income of $558,000 or $0.03 per basic and diluted share for the 3 months ended September 30, 2018, a decrease of $95,000 over the same period last year
●	Non-GAAP adjusted EBITDA of $1,754,000 for the 3 months ended September 30, 2018, an increase of 20.4% over the same period last year
●	Cash flow from Operations of $1,351,000 for the nine months ended September 30, 2018, an increase of $899,000 over the same period last year

November 8, 2018

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE AMERICAN: WTT) (the “Company”) announced today results for the third quarter ended September 30, 2018.

For the quarter ended September 30, 2018, the Company reported consolidated net revenues of $14,019,000, an increase of 11.6% compared to $12,560,000 for the same period in 2017. The increase in net revenues is attributable to our Embedded Solutions segment which realized higher demand for our hardware cards, offset by slight declines in our Test & Measurement and Network Solutions segments.

Net revenues in the Network Solutions segment were $6,034,000, compared to $6,428,000 for the same period in 2017, a decrease of $394,000. Net revenues in the Test & Measurement segment were $3,683,000, compared to $3,901,000 for the same period in 2017, a decrease of $218,000. Net revenues in the Embedded Solutions segment were $4,302,000, compared to $2,231,000 for the same period in 2017, an increase of $2,071,000.

The Company reported consolidated gross profit of $6,464,000, or 46.1% of revenue, for the quarter ended September 30, 2018, compared to $6,113,000, or 48.7% of revenue, for the same period in 2017, an increase of $351,000. Our consolidated gross profit as a percentage of revenue was negatively impacted by product mix in Test & Measurement and lower volumes in Network Solutions, offset by higher volumes in Embedded Solutions.

Third quarter 2018 gross profit in the Network Solutions segment was $2,640,000, or 43.8%, compared to $2,981,000, or 46.4%, for the same period in 2017. Gross profit in the Test &

Measurement segment was $1,850,000, or 50.2%, for the third quarter 2018, compared to $2,166,000, or 55.5%, for the same period in 2017. Gross profit in the Embedded Solutions segment was $1,974,000, or 45.9% for the quarter ended September 30, 2018, compared to $966,000, or 43.3%, for the same period in 2017.

For the quarter ended September 30, 2018, the Company reported consolidated operating expenses of $5,545,000, compared to $5,309,000 for the same period in 2017, an increase of $236,000. Non-GAAP operating expenses were $4,950,000 for the third quarter 2018 compared to $4,705,000 for the year ago period, an increase of $245,000.

The Company reported net income of $558,000 for the quarter ended September 30, 2018, compared to net income of $653,000 for the same period in 2017, a decrease of $95,000. Basic and diluted earnings per share were $.03 for both the quarter ending September 30, 2018, and the quarter ending September 30, 2017.

Non-GAAP Adjusted EBITDA for the quarter ended September 30, 2018 was $1,754,000, compared to non-GAAP Adjusted EBITDA of $1,457,000 for the same period in 2017, an increase of $297,000. (An explanation of our non-GAAP measures and a reconciliation of net income to non-GAAP Adjusted EBITDA are included as an attachment to this press release.)

The Company reported cash flow provided by operating activities of $1,351,000 for the nine months ending September 30, 2018 compared to cash flow provided by operating activities of $452,000 for the same period in 2017, an increase of $899,000.

The Company reported customer orders of $11,297,000 in the third quarter 2018 compared to $15,488,000 for the same period in 2017. The consolidated backlog of firm orders expected to be shipped in the next twelve months was approximately $6,122,000 at September 30, 2018, compared to backlog of $9,950,000 at September 30, 2017. The decrease in customer orders and backlog reflects several large projects in 2017.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “We are very pleased with the strong quarter of results which were above our expectations and reflect significant organic revenue growth in our Embedded Solutions segment as well as consistently solid performance of the Network Solutions and Test & Measurement segments. We are also especially pleased to have achieved improved third quarter GAAP operating income of $919,000, or 6.6% of revenue, and to have continued the improving trend of non-GAAP Adjusted EBITDA at 12.5% of revenue. Over the last 9 months, we have generated $4,442,000 of Non-GAAP Adjusted EBITDA, reflecting our continued focus on investing for growth while staying focused on profitability and cash flow.”

Whelan continued, “We expect to operate our business with the goal of driving meaningful growth over the next several years, improving both our revenue scale and profitability metrics. We intend to accomplish this through agile investments in new products and markets, aggressive go-to-market and sales strategies that expand our customer base, a disciplined merger and acquisition process, and continuous lean improvements to drive operating leverage. We are enthusiastic about our sales funnel and some large opportunities currently in the bidding and quoting stage. We expect to finish fiscal year 2018 with more than $52 million of revenue, or 13% revenue growth year over year, which would represent our second consecutive year of double digit growth and a return to profitability.”

With respect to the fourth quarter ending December 31, 2018, the Company expects to see seasonally lower sequential revenue compared to the third quarter which is consistent with the prior year. The Company expects the following in the quarter ended December 31, 2018 for the three combined segments:

•	Revenue between $11,750,000 and $12,250,000
•	Gross margins between 43% and 44%
•	Non-GAAP operating expenses between $5,100,000 and $5,200,000 (specifically, the Company’s GAAP operating expenses, excluding depreciation expense, amortization expense, stock compensation expense, restructuring charges, purchase accounting adjustments in accordance with US GAAP, and non-recurring CommAgility acquisition and integration expenses, which cannot be itemized for reconciliation to the comparable future GAAP measure at this time).

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2018 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 285641. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/28096

A replay will be made available on the Wireless Telecom website for a limited period of time following the conference call.

Contact: Mike Kandell
(973) 386-9696

Or

John Nesbett or Jen Belodeau
IMS
(203) 972 9200

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, the one-time non-cash inventory impairment charges, unrealized and realized foreign exchange gains and losses, and other non-recurring costs and includes cash received in 2018 related to revenue that would have been recognized in 2018 but for the adoption of ASU 606. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Adjusted EBITDA as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding operating the business to meaningfully grow the business over the next several years and improve revenue scale and profitability, revenue, gross margins, and non-GAAP operating expenses, for the quarter and year ending December 31, 2018. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the Company’s ability to continue to successfully integrate acquired businesses; the ability of management to successfully implement the Company’s business plan and strategy; product demand and development of competitive technologies in the Company’s market sector; the impact of competitive products and pricing; the loss of any significant customers of the Company; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

Wireless Telecom GroupINC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
NET REVENUES	$14,019	$12,560	$40,697	$34,042

COST OF REVENUES	7,555	6,447	21,794	20,252

GROSS PROFIT	6,464	6,113	18,903	13,790

Operating Expenses
Research and Development	1,191	1,051	3,660	3,268
Sales and Marketing	1,795	1,946	5,639	5,161
General and Administrative	2,559	2,312	7,870	8,522
Loss on Change in Fair Value of Contingent Consideration	-	-	213	-
Total Operating Expenses	5,545	5,309	17,382	16,951

Operating Income/(Loss)	919	804	1,521	(3,161)

Other Income/(Expense)	(60)	(23)	(73)	(49)
Interest Expense	(115)	(71)	(349)	(229)

Income/(Loss) before taxes	744	710	1,099	(3,439)

Tax Provision/(Benefit)	186	57	347	(1,494)

Net Income/(Loss)	$558	$653	$752	$(1,945)

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustments	(217)	547	(601)	1,123
Comprehensive Income/(Loss)	$341	$1,200	$151	$(822)

Earnings/(Loss) Per Share:
Basic	$0.03	$0.03	$0.04	$(0.10)
Diluted	$0.03	$0.03	$0.03	$(0.10)

Weighted Average Shares Outstanding:
Basic	20,972	20,236	20,820	19,799
Diluted	21,555	20,822	21,582	19,799

WIRELESS TELECOM GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30 2018 (Unaudited)	December 31 2017
CURRENT ASSETS
Cash & Cash Equivalents	$3,774	$2,458
Accounts Receivable - net of reserves of $66 and $44, respectively	11,399	9,041
Inventories - net of reserves of $1,808 and $1,856, respectively	7,456	6,526
Prepaid Expenses and Other Current Assets	1,180	4,733
TOTAL CURRENT ASSETS	23,809	22,758

PROPERTY PLANT AND EQUIPMENT - NET	2,610	2,730

OTHER ASSETS
Goodwill	9,949	10,260
Acquired Intangible Assets, net	3,542	4,511
Deferred Income Taxes	6,098	5,939
Other	588	723
TOTAL OTHER ASSETS	20,177	21,433

TOTAL ASSETS	$46,596	$46,921
CURRENT LIABILITIES
Short Term Debt	2,700	1,335
Accounts Payable	3,582	4,109
Accrued Expenses and Other Current Liabilities	5,795	2,894
Deferred Revenue	230	629
TOTAL CURRENT LIABILITIES	12,307	8,967

LONG TERM LIABILITIES
Long Term Debt	380	494
Other Long Term Liabilities	115	1,590
Deferred Tax Liability	925	767
TOTAL LONG TERM LIABILITIES	1,420	2,851

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized, 34,243,252 and 33,868,252 shares issued, 21,055,252 and 22,772,167 shares outstanding	343	339
Additional Paid in Capital	48,283	47,494
Retained Earnings	8,349	7,176
Treasury Stock at Cost, 13,188,601 and 11,096,085 shares, respectively	(24,509)	(20,910)
Accumulated Other Comprehensive Income	403	1,004
TOTAL SHAREHOLDERS’ EQUITY	32,869	35,103

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,596	$46,921

WIRELESS TELECOM GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, Unaudited)

	For the Nine Months Ended September 30
	2018	2017
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income/(Loss)	$752	$(1,945)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and Amortization	1,773	1,346
Amortization of Debt Issuance Fees	59	49
Share-based Compensation Expense	505	508
Deferred Rent	9	18
Deferred Income Taxes	34	(1,419)
Provision for Doubtful Accounts	23	12
Inventory Reserves	204	1,315
Changes in Assets and Liabilities, Net of Acquisition:
Accounts Receivable	(2,552)	(529)
Inventories	(1,154)	1,820
Prepaid Expenses and Other Assets	(99)	238
Accounts Payable	(487)	(1,776)
Accrued Expenses and Other Current Liabilities	2,284	815
Net Cash Provided by Operating Activities	1,351	452
CASH FLOWS (USED) BY INVESTING ACTIVITIES
Capital Expenditures	(633)	(588)
Proceeds from Asset Disposal	-	7
Acquisition of Business, Net of Cash Acquired	(805)	(9,138)
Net Cash (Used) by Investing Activities	(1,438)	(9,719)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver Borrowings	29,046	25,282
Revolver Repayments	(27,681)	(24,010)
Term Loan Borrowings	-	760
Term Loan Repayments	(114)	(76)
Debt Issuance Fees	-	(215)
Proceeds from Exercise of Stock Options	288	425
Shares Withheld for Employee Taxes	-	(87)
Net Cash Provided by Financing Activities	1,539	2,079
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(136)	105
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,316	(7,083)

Cash and Cash Equivalents, at Beginning of Period	2,458	9,351

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$3,774	$2,268

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for Interest	$128	$90
Cash Paid During the Period for Income Taxes	$33	$58

WIRELESS TELECOM GROUP, INC.

NET REVENUES AND GROSS PROFIT BY SEGMENT

(In thousands, Unaudited)

	Three months ended September 30
	Revenue		% of Revenue		Change
	2018	2017	2018	2017	Amount	Pct.
Network Solutions	$6,034	$6,428	43.0%	51.2%	$(394)	-6.1%
Test and Measurement	3,683	3,901	26.3%	31.0%	(218)	-5.6%
Embedded Solutions	4,302	2,231	30.7%	17.8%	2,071	92.8%
Total Net Revenues	$14,019	$12,560	100.0%	100.0%	$1,459	11.6%

	Three months ended September 30
	Gross Profit		Gross Profit %		Change
	2018	2017	2018	2017	Amount	Pct.
Network Solutions	$2,640	$2,981	43.8%	46.4%	$(341)	-11.4%
Test and Measurement	1,850	2,166	50.2%	55.5%	(316)	-14.6%
Embedded Solutions	1,974	966	45.9%	43.3%	1,008	104.3%
Total Gross Profit	$6,464	$6,113	46.1%	48.7%	$351	5.7%

	Nine months ended September 30
	Revenue		% of Revenue		Change
	2018	2017	2018	2017	Amount	Pct.
Network Solutions	$17,181	$17,560	42.2%	51.6%	$(379)	-2.2%
Test and Measurement	10,980	10,254	27.0%	30.1%	726	7.1%
Embedded Solutions	12,536	6,228	30.8%	18.3%	6,308	101.3%
Total Net Revenues	$40,697	$34,042	100.0%	100.0%	$6,655	19.5%

	Nine months ended September 30
	Gross Profit		Gross Profit %		Change
	2018	2017	2018	2017	Amount	Pct.
Network Solutions	$7,552	$6,624	44.0%	37.7%	$928	14.0%
Test and Measurement	5,509	4,332	50.2%	42.2%	1,177	27.2%
Embedded Solutions	5,842	2,834	46.6%	45.5%	3,008	106.1%
Total Gross Profit	$18,903	$13,790	46.4%	40.5%	$5,113	37.1%

WIRELESS TELECOM GROUP, INC.

RECONCILIATION OF NON GAAP MEASURES

(In thousands, Unaudited)

	Three Months Ended September 30 Unaudited		Nine Months Ended September 30 Unaudited
	2018	2017	2018	2017
Reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:

GAAP Net Income/(Loss), as reported	$558	$653	$752	$(1,945)
Tax Provision/(Benefit)	186	57	347	(1,494)
Depreciation and Amortization Expense	537	286	1,773	1,346
Interest Expense	115	71	349	229
Non-GAAP EBITDA	1,396	1,067	3,221	(1,864)
Stock Compensation Expense	156	224	505	508
ASU 606 Adjustment	158	-	345	-
Merger and Acquisition Expenses	-	-	64	1,290
Integration Expenses	-	158	60	323
Inventory Impairment	-	-	-	1,930
Inventory Recovery	(9)	(15)	(23)	(15)
FX (Gain)/Loss	53	-	57	-
US GAAP Purchase Accounting	-	-	-	71
Change in Fair Value of Contingent Consideration	-	-	213	-
Restructuring Charges and Other Non-Recurring Costs	-	23	-	573
Non-GAAP Adjusted EBITDA	$1,754	$1,457	$4,442	$2,816

Reconciliation of Total Operating Expenses to Non GAAP Operating Expenses:
	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
GAAP Opex	$5,545	$5,309	$17,382	$16,951
M&A/Integration	-	(158)	(124)	(1,613)
Restructuring	-	(23)	-	(573)
Stock Comp	(156)	(224)	(505)	(508)
Depreciation and Amort. (ex. COGS)	(440)	(199)	(1,328)	(1,088)
Contingent Consideration	-	-	(213)	-
Non GAAP Opex	$4,950	$4,705	$15,212	$13,169